Exhibit 23.4


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 30, 1998, with respect to the consolidated financial statements of Continental Managed Pharmacy Services, Inc., in the Registration Statement (Form S-4) and related Prospectus of MIM Corporation dated August 5, 1998.


                                                    /s/ Ernst & Young LLP


Cleveland, Ohio
August 3, 1998